Exhibit 99

EXECUTION VERSION

Morgan Stanley Senior Funding, Inc.

1585 Broadway

New York, New York 10036

Alcoa Inc.

390 Park Avenue

New York, New York 10022

Attention:	Mr. Peter Hong
Vice President and Treasurer

July 14, 2014

Ladies and Gentlemen:

Project Diamond

Joinder Agreement to Commitment Letter

364-Day Bridge Facility

Reference is made to the Commitment Letter dated June 25, 2014 (together with the exhibits and annexes attached thereto, as modified hereby, the “Commitment Letter”) between Morgan Stanley Senior Funding, Inc. (“MSSF” and, in its capacity as a Commitment Party, the “Initial Commitment Party”) and Alcoa Inc. (the “Borrower”). Capitalized terms used but not defined herein are used with the meanings assigned to them in the Commitment Letter. This Joinder Agreement to Commitment Letter (this “Joinder Agreement”) is a “joinder agreement” contemplated by Section 2 of the Commitment Letter and sets forth the understanding and agreement of the parties hereto regarding the joinder of each party identified on the signature pages hereof as an “Additional Commitment Party” (collectively, the “Additional Commitment Parties” and together with the Initial Commitment Party, the “Commitment Parties”) to the Commitment Letter.

Each Additional Commitment Party (a) commits, on a several but not joint basis, on the terms and conditions set forth herein and in the Commitment Letter, to provide a portion of the Facility in a principal amount set forth adjacent to its name on Schedule I hereto (the “Commitment Schedule”) and (b) becomes a party to the Commitment Letter as a Commitment Party thereunder having such commitment, and being subject to all applicable obligations thereunder, with the same force and effect as if originally named therein as a Commitment Party. The commitment of each Commitment Party to provide a portion of the Facility under this Joinder Agreement or the Commitment Letter is referred to herein as its “Commitment” and collectively as the “Commitments”. The Commitment of each Additional Commitment Party is subject only to the applicable conditions set forth in Section 1 of the Commitment Letter and Exhibit B thereto. Upon the execution and delivery of this Joinder Agreement by the parties hereto, the Commitments of the Initial Commitment Party under the Commitment Letter (as in effect immediately prior to the execution hereof) shall, in accordance with the Commitment Letter, be reduced on a dollar-for-dollar basis by the aggregate amount of the Commitments of the Additional Commitment Parties, such that the Commitment of each Commitment Party shall be as set forth in the Commitment Schedule. Each of the parties hereto agrees that any reference to “us”, “we”, “our”, “Commitment Party” and “Lenders” in the Commitment Letter or the Fee Letter shall, from and after the execution of this Joinder Letter, include the Additional Commitment Party.

In connection with each Additional Commitment Party’s Commitment under this Joinder Agreement, it is agreed that such Additional Commitment Party (or such Additional Commitment Party’s applicable affiliate) will be granted the title or designation with respect to the Facility as set forth opposite such Additional Commitment Party’s name on the Commitment Schedule.

As consideration for the Commitments of each Additional Commitment Party, MSSF agrees to pay the fees to each Additional Commitment Party as agreed and set forth on a separate fee schedule (the “Fee Schedule”) provided by the Arranger to each Additional Commitment Party on the date hereof, to the extent that such fees have been received by the Arranger from the Borrower pursuant to the Fee Letter (it being understood that nothing herein shall be deemed to modify the Fee Letter or increase any fees that have been paid or are payable by the Borrower thereunder).

Each Additional Commitment Party agrees that the syndication of the Facility shall be managed by MSSF in its capacity as the Arranger on the terms set forth in the Commitment Letter. Each Additional Commitment Party acknowledges and agrees that it shall not engage, nor shall it authorize any person on its behalf to engage, in any secondary selling or any solicitation of offers to purchase loans or commitments with respect to the Facility until such time as the Arranger declares the primary syndication of the Facility to be complete. Furthermore, each Additional Commitment Party represents that its Commitment represents a commitment from such Additional Commitment Party only, and does not in any way include a commitment or other arrangement from any other unaffiliated institution.

Each party hereto agrees that each Additional Commitment Party shall be bound by the terms and conditions of the Commitment Letter, and shall have all the rights and obligations with respect to its Commitment, to the same extent as the same are applicable to the Initial Commitment Party, on a several and not joint basis; provided, however, that this paragraph shall not apply to, and the Additional Commitment Parties shall not have any rights or benefits with respect to, (a) roles or titles assigned to MSSF pursuant to the Commitment Letter, (b) the provisions of the Commitment Letter applicable to the Arranger and the Administrative Agent in their capacities as such and (c) any provisions of the Fee Letter.

This Joinder Agreement supersedes any commitment advice or similar letter executed by any Additional Commitment Party on or prior to the date hereof in connection with the Facility, which commitment advice or similar letter shall in each case terminate upon the effectiveness of this Joinder Agreement.

This Joinder Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto (and any purported assignment without such consent shall be null and void); provided, however, that a Commitment Party may assign its Commitment only to the extent permitted by, and in accordance with, the terms of the Commitment Letter. This Joinder Agreement is intended to be solely for the benefit of the parties hereto (and the indemnified persons) and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.

This Joinder Agreement may not be amended or waived except by an instrument in writing signed by the parties hereto. This Joinder Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Joinder Agreement by electronic transmission (including by facsimile or electronic .pdf) shall be effective as delivery of a manually executed counterpart hereof. This Joinder Agreement and the Commitment Letter constitute the entire agreement among the parties hereto with respect to the Additional Commitment Parties’ respective Commitments and the fee compensation with respect thereto. No individual has been authorized by any Additional Commitment Party or any of its respective affiliates to make any oral or written statements

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that are inconsistent with this Joinder Agreement. Following the execution and delivery of this Joinder Agreement by each of the parties hereto, the Commitment Letter and this Joinder Agreement shall be construed as a single instrument to the extent necessary to give effect to the provisions hereof and thereof. Notwithstanding any provision hereof or of the Commitment Letter, it is agreed and understood that all obligations of each of the Commitment Parties, whether pursuant hereto or pursuant to the Commitment Letter, shall be several and not joint obligations.

This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of New York (and each Additional Commitment Party hereby expressly acknowledges and agrees that it shall be subject to Section 6 of the Commitment Letter as a party thereto); provided that the foregoing shall not modify the governing law provisions set forth in the Commitment Letter. Each party hereto hereby waives any right it may have to a trial by jury with respect to any claim, action, suit or proceeding arising out of or contemplated by this Joinder Agreement. Each party hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the federal and New York State courts located in the City of New York, Borough of Manhattan (and appellate courts thereof) in connection with any dispute related to, contemplated by or arising out of this Joinder Agreement and agrees that any service of process, summons, notice or document by registered mail addressed to such party at its address on the first page hereof or, in the case of any Additional Commitment Party, on its signature page hereto, shall be effective service of process for any suit, action or proceeding relating to any such dispute. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection to the laying of venue of any such suit, action or proceeding brought in any such court and agrees that any final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and may be enforced in other jurisdictions by suit upon the judgment or in any other manner provided by law.

This Joinder Agreement (including all of the terms of the Commitment Letter) and the other terms and conditions contained herein shall be subject to the same confidentiality provisions applicable to the Commitment Letter (with the Fee Schedule being deemed subject to the same confidentiality provisions as are applicable to the Fee Letter) as provided in Section 8 of the Commitment Letter and the confidentiality provisions contained in Section 8 of the Commitment Letter are incorporated herein by reference, mutatis mutandis; provided that all references therein to “this Commitment Letter” shall be deemed to refer to this Joinder Letter.

Each Additional Commitment Party acknowledges that it has, independently and without any reliance upon MSSF or any of its affiliates, or any of its officers, directors, employees, agents, advisors or representatives, and based on the financial statements of the Borrower and its consolidated subsidiaries and the Acquired Business and such other documents as it has deemed appropriate, made its own credit analysis and decision to provide a Commitment and enter into this Joinder Agreement.

Except as otherwise set forth in the Commitment Letter, the compensation, reimbursement, indemnification, confidentiality, jurisdiction, waiver of jury trial and governing law provisions contained herein or in the Commitment Letter shall remain in full force and effect regardless of whether the Credit Documentation shall be executed and delivered and notwithstanding the termination of this Joinder Agreement, the Commitment Letter, or each Commitment Party’s Commitment.

All Commitments of the Commitment Parties shall continue until the earliest to occur of (i) the execution and delivery of the Credit Documentation by all parties thereto, (ii) the Commitment Termination Date, if the Credit Documentation shall not have been executed and delivered by all parties thereto and (iii) the date of abandonment of the Acquisition or termination of the Borrower’s or Acquisition Sub’s obligations under the Acquisition Agreement to consummate the Acquisition.

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If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof.

Very truly yours,

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MORGAN STANLEY BANK, N.A.,
as an Additional Commitment Party

By:	/s/ Anish Shah
Name:	Anish Shah
Title:	Authorized Signatory

Address for notices:

1585 Broadway
New York, New York 10036

[SIGNATURE PAGE TO JOINDER AGREEMENT]

Credit Suisse AG, Cayman Islands Branch, as an Additional Commitment Party

By:	/s/ Alain Daoust
Name:	Alain Daoust
Title:	Authorized signatory

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Authorized signatory

Address for notices:

Credit Suisse AG, Cayman Islands Branch
Eleven Madison Avenue
NY, New York, 10010

Attention:	Alain Daoust, Corporate Banking Group

[SIGNATURE PAGE TO JOINDER AGREEMENT]

CITIBANK, N.A.,
as an Additional Commitment Party

By:	/s/ Carolyn Kee
Name:	Carolyn Kee
Title:	Vice President

Address for notices:

Gavaskar Selvaraj
1615 Brett Road, Building III
New Castle, DE 19072
Telephone: 201-472-4414
Fax: 646-274-5000
GlOriginationOps@citi.com

With Copy to:

Louis Virgo
227 West Monroe Street 25
Chicago, IL 60606
Telephone: 1-312-876-3277
Fax: 1-312-205-0210
Louis.virgo@citi.com

[SIGNATURE PAGE TO JOINDER AGREEMENT]

GOLDMAN SACHS BANK USA,
as an Additional Commitment Party

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

Address for notices:

Michelle Latzoni
c/o Goldman Sachs Bank USA
30 Hudson Street, 5th Floor
Jersey City, NJ 07302

[SIGNATURE PAGE TO JOINDER AGREEMENT]

JPMorgan Chase Bank, N.A.,
as an Additional Commitment Party

By:	/s/ Peter Predun
Name:	Peter Predun
Title:	Executive Director

Address for notices:

James Shender, 383 Madison Avenue, 24th floor, New York, NY, 10179

Tesfaye Anteneh, 500 Stanton Christiana Road, Ops 2, Floor 3, Newark, DE, 19713

[SIGNATURE PAGE TO JOINDER AGREEMENT]

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as an Additional Commitment Party

By:	/s/ Ravneet Mumick
Name:	Ravneet Mumick
Title:	Director

Address for notices:

The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas
New York, NY 10020-1104
Tel. 212-782-4000

[SIGNATURE PAGE TO JOINDER AGREEMENT]

BNP Paribas, as an Additional Commitment Party

By:	/s/ Nicolas Rabier
Name:	NICOLAS RABIER
Title:	Managing Director

By:	/s/ BRENDAN HENEGHAN
Name:	BRENDAN HENEGHAN
Title:	Director

Address for notices:

BNP Paribas
Attn: Gustavo Derqui/Loan Servicing Dept.
1981 Avenue Mcgill College
Montreal, Canada

[SIGNATURE PAGE TO JOINDER AGREEMENT]

ROYAL BANK OF CANADA,
as an Additional Commitment Party

By:	/s/ Ian C. Blaker
Name:	Ian C. Blaker
Title:	Authorized Signatory

Address for notices:
3 World Financial Center, 12th Floor
200 Vesey Street
New York, NY 10281

[SIGNATURE PAGE TO JOINDER AGREEMENT]

The Royal Bank of Scotland plc,
as an Additional Commitment Party

By:	/s/ Jeannine Pascal
Name:	Jeannine Pascal
Title:	Vice President

Address for notices:

Credit notices:
Jeannine Pascal
The Royal Bank of Scotland plc
600 Washington Blvd.
Stamford, CT 06901

Operations:
The Royal Bank of Scotland plc
Attn: Justin Hurst
4246 Riverboat Road
Taylorsville, UT 84123
Email: GBMUSOCLendingOperations@rbs.com

[SIGNATURE PAGE TO JOINDER AGREEMENT]

Accepted and agreed to as of the date first written above by:

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Anish Shah
Name:	Anish Shah
Title:	Authorized Signatory

[SIGNATURE PAGE TO JOINDER AGREEMENT]

Accepted and agreed to as of the date first written above by:

ALCOA INC.

By:	/s/ Peter Hong
Name:	Peter Hong
Title:	Vice President and Treasurer

[SIGNATURE PAGE TO JOINDER AGREEMENT]

Schedule I

to Joinder Agreement to Commitment Letter

Commitments

Commitment Party	Commitment	Title
MORGAN STANLEY BANK, N.A.	$1,000,000,000	Participant
MORGAN STANLEY SENIOR FUNDING, INC.	$0	Sole Lead Arranger and Bookrunner
CREDIT SUISSE AG	$624,000,000	Documentation Agent
CITIBANK, N.A.	$140,000,000	Documentation Agent
GOLDMAN SACHS BANK USA	$140,000,000	Documentation Agent
JPMORGAN CHASE BANK, N.A.	$140,000,000	Documentation Agent
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	$114,000,000	Participant
BNP PARIBAS	$114,000,000	Participant
ROYAL BANK OF CANADA	$114,000,000	Participant
THE ROYAL BANK OF SCOTLAND PLC	$114,000,000	Participant

	Total: $2,500,000,000